Exhibit 99.1

Skullcandy Announces Strong Second Quarter 2012 Financial Results and

Reiterates Net Sales and Earnings Outlook for 2012

•	Net sales increased 38.2%

•	Gross profit increased 33.1%

•	Net income was $0.24 per diluted share

PARK CITY, UTAH – August 2, 2012 – Skullcandy, Inc. (NASDAQ: SKUL) today announced financial results for the second quarter ended June 30, 2012.

Second Quarter Highlights (Q2 2012 vs. Q2 2011)

•	Net sales increased 38.2% to $72.4 million, with domestic net sales increasing 34.1%, international net sales increasing 59.9% and online net sales increasing 22.8%

•	Gross profit increased 33.1% to $35.7 million

•	Net income was $6.8 million, or $0.24 per diluted share

Jeremy Andrus, Skullcandy’s President and CEO stated, “We are pleased with our strong Q2 results. Our sales growth was once gain broad based, with all of our major channels of distribution on both the domestic and international side increasing double digits. We are also beginning to leverage expenses on the domestic side of the business and believe significant investments in product development, gaming and a direct distribution model in Europe are beginning to pay off as we prepare to launch our new line of Astro and Skullcandy gaming products as well as new headphones styles in the back half of the year.”

Second Quarter Results

Net sales in the second quarter of 2012 increased 38.2% to $72.4 million from $52.4 million in the same quarter of the prior year. In the second quarter of 2012, domestic net sales increased 34.1% to $50.6 million, international net sales increased 59.9% to $16.5 million and online net sales increased 22.8% to $5.3 million.

Gross profit in the second quarter of 2012 increased 33.1% to $35.7 million from $26.8 million in the same quarter of the prior year. Gross profit as a percentage of net sales, or gross margin, was 49.2% in the second quarter of 2012 compared to 51.1% in the second quarter of 2011. The decrease in gross margin is mostly due to a shift in sales mix to higher price point products with lower gross margin structures.

Selling, general and administrative (SG&A) expenses in the second quarter 2012 increased 39.0% to $24.0 million from $17.2 million in the same quarter of the prior year. Approximately half of the increase was related to strategic investments in the Company’s direct international and gaming platforms, including expansion of personnel. The other half of the SG&A increase consisted of $900 thousand of additional depreciation and amortization expense and approximately $2.4 million of infrastructure, public company compliance and variable expenses. The higher depreciation and amortization is the result of increased investments in a number of key strategic areas. This includes an in-house product design model, fixtures and point of purchase displays to improve the Company’s in-store presentation, property and equipment to support operational growth and the purchase of certain intangible assets related to the Company’s acquisition of the distribution rights in Europe.

Income tax expense in the second quarter of 2012 increased $1.3 million to $4.3 million from $3.0 million in the same quarter of the prior year. The Company’s effective tax rate decreased to 38.9% from 41.6% as a result of the impact of earnings in countries that have lower statutory rates than the United States. All earnings in the second quarter of 2011 were from the United States for tax purposes.

Net income in the second quarter of 2012 was $6.8 million, or $0.24 per diluted share, based on 28.0 million diluted weighted average common shares outstanding. Net income in the same quarter of the prior year was $4.3 million, or $0.22 per diluted share, based on 19.8 million diluted weighted average common shares outstanding.

EBITDA in the second quarter of 2012 increased 31.2% to $13.0 million from $9.9 million in the same quarter of the prior year. For a reconciliation of EBITDA to net income, see the accompanying tables at the end of this release.

Selected Balance Sheet Information

At June 30, 2012, cash and cash equivalents totaled $7.0 million compared to $2.8 million at June 30, 2011 and the Company had no long-term debt. Accounts receivable increased $17.0 million to $50.5 million at June 30, 2012 from $33.5 million at June 30, 2011. Accounts receivable at June 30, 2012 was impacted by the earlier timing of some of the Company’s back-to-school shipments that occurred near the end of the quarter as well as longer credit terms with some international customers.

Inventories at June 30, 2012 were $55.2 million compared to $41.9 million on June 30, 2011, a 31.9% increase. The increase was primarily driven by incremental inventory related to the addition of the Company’s direct business in Europe. Adjusting for the incremental European related inventory, total inventory increased 5.7%.

Outlook

For the full year 2012, the Company is reiterating its net sales and adjusted diluted earnings per share outlook of $280-$300 million and $1.10-$1.20, respectively. The adjusted diluted earnings per share outlook excludes $0.4 million of after-tax expenses related to the Monster litigation in the first quarter and assumes an effective tax rate of approximately 36.5% and diluted weighted average common shares outstanding of approximately 28.7 million.

Call Information

A conference call to discuss the second quarter 2012 results is scheduled for today, August 2, 2012, at 4:30 PM Eastern Time/2:30 PM Mountain Time. A broadcast of the call will be available on the Company’s website, www.skullcandy.com. Analysts and investors can participate in the live call by dialing (800) 575-5790 or (719) 325-2348. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available through August 9, 2012. To access the telephone replay, listeners should dial (877) 870-5176 or (858) 384-5517 and enter ID #7548773.

About Skullcandy, Inc.

Skullcandy became one of the world’s most distinct audio brands by bringing color, character and performance to an otherwise monochromatic space and helped revolutionize the audio arena by introducing headphones, earbuds and other audio and wireless lifestyle products that possess unmistakable style and exceptional performance. From the award-winning, optic-inspired Roc Nation Aviator headphones to the evolutionary fitting FIX earbuds and a roster of some of the world’s finest athletes, musicians and artists, Skullcandy continues to redefine world-class audio performance and style. Visit skullcandy.com, or join us at facebook.com/skullcandy or on Twitter @skullcandy.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s guidance, outlook, future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the Company’s ability to extend the recognition and reputation of its brand, to continue to develop innovative and popular products, to respond to changes in consumer preferences, to grow its international business, to implement new sourcing initiatives and other factors that are detailed in the Company’s annual report on Form 10-K for its most recent fiscal year and in other reports the Company files with the SEC, including the Risk Factors contained in the Company’s annual and other reports, which are available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Alecia Pulman/Janet Reinhardt

203-682-8200

Alecia.Pulman@icrinc.com

Investors:

John Rouleau

203-682-8342

John.Rouleau@icrinc.com

-Financial Tables Follow-

SKULLCANDY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share information)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$72,436	$52,397	$125,716	$88,415
Cost of goods sold	36,769	25,598	64,065	43,301

Gross profit	35,667	26,799	61,651	45,114
Selling, general and administrative expenses	23,950	17,225	48,450	31,624

Income from operations	11,717	9,574	13,201	13,490
Other (income) expense	421	(5)	373	(18)
Interest expense	147	397	271	671
Interest expense—related party	—	1,893	—	3,617

Income before income taxes and noncontrolling interests	11,149	7,289	12,557	9,220
Income taxes	4,342	3,031	4,609	3,883

Net income	6,807	4,258	7,948	5,337

Net income attributable to noncontrolling interests	—	—	(24)	—
Preferred dividends	—	(8)	—	(17)

Net income attributable to Skullcandy, Inc.	$6,807	$4,250	$7,924	$5,320

Net income per common share attributable to Skullcandy, Inc.
Basic	$0.25	$0.30	$0.29	$0.37
Diluted	0.24	0.22	0.28	0.27
Weighted average common shares outstanding
Basic	27,339,599	14,248,276	27,310,701	14,212,716
Diluted	28,005,190	19,755,269	27,983,521	19,787,550

SKULLCANDY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(unaudited)

	As of June 30, 2012	As of June 30, 2011	As of December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$6,971	$2,810	$23,302
Accounts receivable, net	50,544	33,538	50,616
Inventories	55,244	41,889	43,975
Prepaid expenses and other current assets	6,135	4,690	8,499
Deferred taxes	3,229	2,853	3,978

Total current assets	122,123	85,780	130,370
Property and equipment, net	12,424	6,167	10,294
Intangibles	13,130	2,956	13,678
Goodwill	13,867	7,633	13,867
Deferred financing fees	281	5,239	402
Deferred taxes	—	702	—

Total assets	$161,825	$108,477	$168,611

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$18,118	$19,178	$23,206
Accrued liabilities	17,886	10,978	25,100
Bank line of credit	5,063	22,407	9,884

Total current liabilities	41,067	52,563	58,190
Deferred taxes	1,689	—	3,609
Long term debt	—	4,107	—
Long term debt, related party	—	64,348	—
Commitments and contingencies
Redeemable convertible preferred stock	—	2,534	—
Stockholders’ equity (deficit):
Common stock	3	1	3
Treasury stock	(43,294)	(43,294)	(43,294)
Additional paid-in capital	122,968	11,159	119,042
Accumulated other comprehensive income	501	—	118
Retained earnings	38,263	17,059	30,339

Total Skullcandy stockholders’ equity (deficit)	118,441	(15,075)	106,208
Noncontrolling interests	628	—	604
Total stockholders’ equity (deficit)	119,069	(15,075)	106,812

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$161,825	$108,477	$168,611

SKULLCANDY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

(unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities
Net income	$7,948	$5,337
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,590	590
Provision for doubtful accounts	106	788
Deferred income taxes	(1,170)	586
Noncash interest expense	119	2,541
Stock-based compensation expense	3,436	1,656
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(30)	12,415
Inventories	(11,266)	(16,324)
Prepaid expenses and other current assets	2,685	(2,725)
Accounts payable	(5,093)	3,573
Income taxes payable	(2,714)	2,587
Accrued liabilities	(4,493)	(5,875)

Net cash provided by (used in) operating activities	(7,882)	5,149
Investing activities
Purchase of property and equipment	(4,041)	(2,261)
Purchase of intangible assets	(131)	(196)
Business acquisition	—	(10,837)

Net cash used in investing activities	(4,172)	(13,294)
Financing activities
Net borrowings (repayments) on bank line of credit	(4,821)	11,604
Repayment of long-term debt	—	(7,161)
Proceeds from exercise of stock options	484	50

Net cash provided by (used in) financing activities	(4,337)	4,493

Effect of exchange rate changes on cash and cash equivalents	60	—
Net decrease in cash and cash equivalents	(16,331)	(3,652)
Cash and cash equivalents, beginning of period	23,302	6,462

Cash and cash equivalents, end of period	$6,971	$2,810

Supplemental cash flow information:
Cash paid for interest	58	1,665
Cash paid for income tax	8,555	584

SKULLCANDY, INC.

SEGMENT INFORMATION

(in thousands of dollars)

(unaudited)

Segments

Prior to the Company’s acquisition of Kungsbacka 57 AB in August of 2011, the Company operated in one business segment. Subsequent to that acquisition, the Company operates in two business segments: North America and International. The Company has renamed its European segment as its International segment due to the commencement of the Company’s business in Shanghai, China in the second quarter of 2012. Included in the North America segment for the three and six months ended June 30, 2012 are international net sales of $7,765,000 and $11,210,000, respectively, that represent products that were sold from North America to retailers and distributors in other countries.

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Net sales
North America	$64,056	$110,202
International	8,380	15,514

Consolidated	72,436	125,716

Gross profit
North America	31,555	53,660
International	4,112	7,991

Consolidated	35,667	61,651

Income from operations
North America	10,375	10,272
International	1,342	2,929

Consolidated	11,717	13,201

Identifiable assets
North America	120,024	120,024
International	41,801	41,801

Consolidated	161,825	161,825

Long-lived assets
North America	14,857	14,857
International	10,697	10,697

Consolidated	$25,554	$25,554

SKULLCANDY, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands of dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net income	$6,807	$4,258	$7,948	$5,337
Net income attributable to noncontrolling interests	—	—	(24)	—
Income taxes	4,342	3,031	4,609	3,883
Interest expense	147	2,290	271	4,288
Other expense	421	(5)	373	(18)
Depreciation and amortization	1,288	342	2,590	590

EBITDA	13,005	9,916	15,767	14,080
Legal and settlement expenses associated with Monster litigation	—	—	667	—

Adjusted EBITDA	$13,005	$9,916	$16,434	$14,080

Non-GAAP Measures

EBITDA, for the periods presented, represents net income before interest expense, income taxes, other expenses and depreciation and amortization. Adjusted EBITDA for the six months ended June 30, 2012 gives further effect to the recording of one-time legal expenses associated with the Monster litigation of $667 thousand. These expenses were associated with one-time legal expenses and management believes they do not correlate to the underlying performance of the Company’s business. As a result, the Company believes that adjusted EBITDA provides important additional information for measuring the Company’s performance, provides consistency and comparability with the Company’s past financial performance, facilitates period to period comparisons of the Company’s operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Company’s management team uses this metric to evaluate the Company’s business and believes it is a measure used frequently by securities analysts and investors. Adjusted EBITDA does not represent, and should not be used as a substitute for income from operations or net income, as determined in accordance with GAAP. The Company’s definitions of EBITDA and adjusted EBITDA may differ from that of other companies.

SKULLCANDY, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands of dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net income	$6,807	$4,258	$7,948	$5,337
Net income attributable to noncontrolling interests	—	—	(24)	—
Legal and settlement expenses associated with Monster litigation, net of tax benefit (1)	—	—	418	—

Adjusted net income	$6,807	$4,258	$8,342	$5,337

(1)	This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $249 thousand for the six months ended June 30, 2012.

Non-GAAP Measures

Adjusted net income, for the periods presented, represents net income excluding expenses associated with legal expenses associated with the Monster litigation. These expenses relate to one-time legal expenses and management believes they do not correlate to the underlying performance of the business. As a result, the Company believes that adjusted net income provides important additional information for measuring its performance, provides consistency and comparability with the Company’s past financial performance, facilitates period to period comparisons of the Company’s operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Company’s management team uses this metric to evaluate the Company’s business and believes it is a measure used frequently by securities analysts and investors. Adjusted net income does not represent, and should not be used as a substitute for net income, as determined in accordance with GAAP. The Company’s definition of adjusted net income may differ from that of other companies.